Exhibit 99.9

POWER OF ATTORNEY

Know all by these presents that the undersigned hereby constitutes and appoints each of Kazuhiko Kasai, Yoshimitsu Goto, Masato Suzaki, Ronald D. Fisher and Joshua O. Lubov signing singly, the undersigned’s true and lawful attorney-in-fact to:

1.	execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and a representative director of SoftBank Corp. (“SoftBank”), in SoftBank’s capacity as a stockholder of and in relation to SoftBank’s stockholdings in Sprint Corporation (the “Company”), Forms 3, 4, and 5 and Schedules 13D and 13G and any Amendments thereto, in accordance with Sections 13 and 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

2.	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 and Schedule 13D and 13G and any Amendments thereto and timely file such Form, Schedule or Amendment with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

3.	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, SoftBank, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned’s responsibilities in respect of SoftBank’s responsibility to comply with Sections 13 and 16 of the Securities Exchange Act of 1934, as amended. This Power of Attorney shall remain in full force and effect until SoftBank is no longer required to file Forms 3, 4, or 5 or Schedule 13D and 13G and any Amendments thereto with respect to SoftBank’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney supersedes and revokes, as of the date hereof, all powers providing authority similar to the above-referenced authority granted in this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 5th day of August, 2013.

/s/ Masayoshi Son
Name:	Masayoshi Son
Its:	Chairman & CEO